                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (date of earliest event Reported) January 23, 1998

                              COLUMBIA ENERGY GROUP
             (Exact name of registrant as specified in its charter)

         Delaware                      1-1098                   13--1594808
(State of other jurisdiction        (Commission                (IRS Employer
of incorporation)                   File Number)             Identification No.)

          12355 Sunrise Valley Drive, Suite 300, Reston, VA 20191-3420
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (703) 295-0300

Item 5.  Other Events

         Information contained in a News Release dated January 23, 1998, is incorporated herein by reference.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Columbia Energy Group
                                                      (Registrant)




                                             By       /s/J. W. Grossman
                                               ----------------------------
                                                      Vice President &
                                                      Controller

Date: January 26, 1998

                                                                       Contacts:
                                         News Media: Carl Ericson (703) 295-0424
                                                    Simon Ruebens (703) 295-0426
                                  Financial Community: Tom Hughes (703) 295-0429
                                               Melissa Bockelmann (703) 295-0427

For Immediate Release
Friday, January 23, 1998

         COLUMBIA ENERGY GROUP ANNOUNCES RECORD EARNINGS OF $273 MILLION

         RESTON, Va., Jan. 23 -- Columbia Energy Group today reported record-setting net income for 1997 of $273.3 million, or $4.93 per share, up $51.7 million, or 81 cents per share, over last year. In 1996, Columbia's net income was $221.6 million, or $4.12 per share. Operating income of $509.4 million in 1997 was $31.2 million more than in 1996.

         On Jan. 20, Columbia Energy Group announced that it had changed its name from Columbia Gas System. Columbia's common stock continues to trade on the New York Stock Exchange under the symbol CG.

         Oliver G. Richard III, chairman, CEO and president of Columbia Energy Group, said that "Columbia's results are attributable in part to lower operating costs and increased revenue for transportation and storage services as well as gas supply management activities. The record earnings occurred despite weather that was 4 percent warmer than in 1996."

         "In addition," said Richard, "we have made significant investments in several operating companies that we believe will pay off in future years. For example, we are adding staff to our marketing unit, Columbia Energy Services, and building its infrastructure and customer base. At Columbia Gas Transmission, we are expanding the pipeline and storage operations to boost throughput by 7 percent and speed delivery out of storage fields to meet the competitive needs of our customers. And at Columbia Natural Resources, our exploration and production company, we are adding reserves and expanding our capital expenditures for drilling, which in 1998 are expected to be nearly three times larger than in 1997.

         "These activities and others like them are helping us to not only take care of current customers but to provide a smooth transition to meeting greater needs in the future."

                        1997 OPERATING INCOME BY SEGMENT

         The transmission and storage segment's 1997 operating income of $264.3 million was $56.5 million higher than last year. The improvement was due largely to reduced operating costs, the sale of 9 billion cubic feet (Bcf) of Columbia Transmission's storage base gas, as provided for under its rate settlement, lower restructuring costs and incremental storage and transportation revenues. Also contributing to the improvement were higher revenues for peaking services generated by the Cove Point Liquefied Natural Gas facility and a $5.4 million increase associated with the settlement of an issue related to the recovery of production-related costs dating back to the 1980s. These improvements were tempered by a loss on the anticipated sale of certain pipeline facilities, reduced revenues attributable to a lower cost-of-service level and an environmental reserve addition that reduced operating income by $3.4 million.

         The distribution segment reported operating income of $224.2 million, a decrease of $1.8 million compared to 1996, due in large part to warmer weather. Costs associated with restructuring initiatives were smaller in 1997 than in 1996. These activities provided for the implementation of cost-saving measures and operating efficiencies that resulted in lower normal operation and maintenance expense in 1997. A revenue increase from gas supply management activities that Columbia of Ohio retained under the terms of its 1996 rate settlement also contributed to the improvement. These increases essentially offset the $23 million decrease attributable to warmer weather.

         Exploration and production segment operating income of $30.9 million in 1997 reflected a small improvement of $900,000 over 1996, despite lower natural gas prices. A $4.1 million contract buyout in 1997 related to a long-term cogeneration facility gas supply contract and a 1.1 Bcf increase in production volume offset the 7 percent decrease in the average price received for natural gas production. The average price received for natural gas production in 1997 was $2.63 per thousand cubic feet (Mcf), while gas production was 34.7 Bcf. In late 1997, Columbia Natural Resources secured an average price of $3.02 per Mcf for approximately 60 percent of its natural gas production through October 1998. These positions were hedged in the marketplace through a gas-marketing affiliate.

         The marketing, propane and power generation segment reported an operating loss of $2.9 million in 1997, compared to operating income of $12.5 million in 1996. This decrease primarily reflected higher operating costs associated with expanding the gas marketing operations and building its infrastructure, combined with lower margins. Columbia Energy Services has been increasing its wholesale business to expand the base for future retail growth. The effect of the increased lower-margin wholesale sales tempered the favorable effect of increased sales volumes. The acquisition of PennUnion Energy Services LLC and the agreement to purchase and market offshore production for the Kerr-McGee Corp. led to 1997 marketing volumes of 889 Bcf, more than 240 percent greater than in 1996. Revenue from this segment rose to $2.3 billion, three times the 1996 level. Despite the warmer weather, propane operations improved over the 1996 level due to an increase in higher-margin customers. The 1997 results for this segment also benefited from $2.6 million received by Columbia Electric Corp. (formerly TriStar Ventures Corp.) for the assumption of a transportation contract resulting from the termination of a partnership in a cogeneration facility.

                               INCOME TAX EXPENSE

         Income tax expense of $118.9 million was up only $3 million over 1996 despite substantially higher taxable income. This was due in large part to a $12.8 million reduction to tax expense resulting from benefits gained through the filing of a consolidated state tax return.

                            OTHER INCOME (DEDUCTIONS)

         Other Income (Deductions), which includes interest income and interest expense and related charges, reduced income by $117.2 million in 1997 and $140.7 million in 1996. The improvement was due largely to reduced interest expense on short-term borrowings and an $8.5 million pre-tax gain for the payment received related to the deactivation of a storage field to allow the mining of coal reserves. Also in 1997, Columbia's coal assets were sold, which improved pre-tax income by $9.3 million. In 1996 an $8.6 million pre-tax favorable adjustment was recorded for the 1995 sale of Columbia's southwest gas and oil subsidiary.

                        SUMMARY OF FOURTH-QUARTER RESULTS

         Columbia's fourth-quarter 1997 net income was $75.6 million, or $1.36 per share, an increase of $7.4 million, or 13 cents per share over the same period in 1996. Fourth-quarter results included the benefit of reduced restructuring costs in 1997 compared to 1996 and the gain on the sale of coal assets. Tempering these improvements were reduced margins and high start-up costs for the gas marketing operations as well as an environmental reserve addition.

                 FOURTH-QUARTER 1997 OPERATING INCOME BY SEGMENT

         The transmission and storage segment's 1997 fourth-quarter operating income of $65.8 million was up $19.2 million over the same period last year. The improvement largely reflects a reduction in restructuring costs and lower normal operating expenses due largely to implementing restructuring initiatives. Tempering these favorable changes was a $3.4 million increase in operating expense for an environmental reserve addition in 1997.

         The distribution segment's fourth-quarter operating income of $73.7 million decreased $6.6 million from the same quarter last year. The principal reason for the decrease was that the overall weather patterns experienced early in the quarter resulted in reduced gas usage by customers. The favorable impact of Columbia of Ohio's 1997 regulatory settlement was mostly offset by the cost of a risk management program for Columbia of Ohio and Columbia of Kentucky designed to mitigate the potential adverse effects of certain future business risks.

         The exploration and production segment's 1997 fourth-quarter operating income of $8.2 million increased $800,000 over last year. The effect of higher natural gas production from the recent acquisition of Alamco Inc., a gas and oil production company in Appalachia, was offset by a 7 percent decrease in the average price received for natural gas production. Natural gas production for fourth-quarter 1997 was 9.4 Bcf, with an average price of $2.72 per Mcf, compared to 9 Bcf and $2.92 per Mcf in the same period in 1996.

         The marketing, propane and power generation segment reported an operating loss of $7.9 million for fourth-quarter 1997 compared to operating income of $1.2 million in the same period in 1996. Lower margins and higher start-up costs for gas marketing activities more than offset increased gas marketing volumes sold and improved margins for propane operations.

                            OTHER INCOME (DEDUCTIONS)

         Other Income (Deductions) decreased fourth-quarter 1997 income by $29.8 million, compared to a reduction of $45 million in the same quarter in 1996. The improvement primarily reflected recording the sale of the coal assets mentioned previously.

         The Columbia Energy Group, headquartered in Reston, Va., is one of the nation's leading energy companies, with assets of more than $6 billion. Its operating companies are engaged in all phases of the natural gas business plus marketing, fuel management services and electric power generation, sales and trading. Columbia companies, directly or indirectly, serve more than 7 million natural gas consumers -- 12 percent of the nation's total -- in 15 states and the District of Columbia. Information about Columbia is available on the World Wide Web at www.columbiaenergygroup.com. Columbia stock trades on the New York Stock Exchange under the symbol CG.

                                       ###

                              COLUMBIA ENERGY GROUP
                     Summary of Financial and Operating Data

                                                         TWELVE MONTHS                  THREE MONTHS
                                                       ENDED DECEMBER 31              ENDED DECEMBER 31
                                                  ------------------------        ------------------------
INCOME STATEMENT DATA                               1997            1996            1997            1996
                                                  --------        --------        --------        --------
 ($ millions)
     Total Operating Revenues .............        5,053.6         3,354.0         1,720.2         1,117.8
     Operating Expenses
       Products Purchased .................        3,138.1         1,481.1         1,171.2           579.4
       Operation and Maintenance ..........          962.3           965.9           287.7           283.2
       Depreciation and Depletion .........          221.3           215.2            58.1            57.4
       Other Taxes ........................          222.5           213.6            64.4            54.7
                                                  --------        --------        --------        --------
     Total Operating Expenses .............        4,544.2         2,875.8         1,581.4           974.7
                                                  --------        --------        --------        --------
     Operating Income .....................          509.4           478.2           138.8           143.1
                                                  --------        --------        --------        --------
     Other Income (Deductions)
       Interest Income and Other, Net .....           40.4            26.1            12.5           (12.9)
       Interest Expense and Related Charges         (157.6)         (166.8)          (42.3)          (32.1)
                                                  --------        --------        --------        --------
     Total Other Income (Deductions) ......         (117.2)         (140.7)          (29.8)          (45.0)
                                                  --------        --------        --------        --------
     Income before Income Taxes ...........          392.2           337.5           109.0            98.1
     Income Taxes .........................          118.9           115.9            33.4            29.9
                                                  --------        --------        --------        --------
     Net Income ...........................          273.3           221.6            75.6            68.2
                                                  ========        ========        ========        ========
PER SHARE DATA
     Basic Earnings on Common Stock ($) ...           4.93            4.12            1.36            1.23
     Basic Average Common Shares
      Outstanding (millions) ..............           55.4            53.8            55.5            55.3
     Diluted Earnings on Common Stock ($) .           4.90            4.11            1.35            1.23
     Diluted Average Common Shares
      Outstanding (millions) ..............           55.7            54.0            55.8            55.4

OPERATING INCOME (LOSS) BY SEGMENT
($ millions)

                       TRANSMISSION AND STORAGE OPERATIONS

                                        TWELVE MONTHS            THREE MONTHS
                                       ENDED DECEMBER 31       ENDED DECEMBER 31
                                       -----------------       -----------------
                                       1997        1996        1997        1996
                                       -----       -----       -----       -----
OPERATING REVENUES
   Transportation revenues .....       622.0       629.0       173.2       177.9
   Storage revenues ............       179.8       159.5        42.8        40.1
   Other revenues ..............        48.0        22.3         6.8         7.4
                                       -----       -----       -----       -----
Total Operating Revenues .......       849.8       810.8       222.8       225.4
                                       -----       -----       -----       -----

OPERATING EXPENSES
   Operation and maintenance ...       428.3       444.1       119.5       140.2
   Depreciation ................       104.3       102.6        25.6        26.5
   Other taxes .................        52.9        56.3        11.9        12.1
                                       -----       -----       -----       -----
Total Operating Expenses .......       585.5       603.0       157.0       178.8
                                       -----       -----       -----       -----

OPERATING INCOME ...............       264.3       207.8        65.8        46.6
                                       =====       =====       =====       =====

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)

                             DISTRIBUTION OPERATIONS

                                        TWELVE MONTHS                THREE MONTHS
                                       ENDED DECEMBER 31          ENDED DECEMBER  31
                                     ---------------------       ---------------------
                                      1997          1996          1997          1996
                                     -------       -------       -------       -------
NET REVENUES
   Sales revenues ............       2,153.1       2,007.9         618.6         679.8
   Less: Cost of gas sold ....       1,385.6       1,206.4         381.4         434.9
                                     -------       -------       -------       -------
   Net Sales Revenues ........         767.5         801.5         237.2         244.9
                                     -------       -------       -------       -------
   Transportation revenues ...         143.2         119.8          45.4          31.8
   Less: Associated gas costs           12.6          14.6           4.7           4.0
                                     -------       -------       -------       -------
   Net Transportation Revenues         130.6         105.2          40.7          27.8
                                     -------       -------       -------       -------
Net Revenues .................         898.1         906.7         277.9         272.7
                                     -------       -------       -------       -------
OPERATING EXPENSES
   Operation and maintenance .         441.0         463.0         133.4         130.4
   Depreciation ..............          78.2          74.4          22.4          22.7
   Other taxes ...............         154.7         143.3          48.4          39.3
                                     -------       -------       -------       -------
Total Operating Expenses .....         673.9         680.7         204.2         192.4
                                     -------       -------       -------       -------
OPERATING INCOME .............         224.2         226.0          73.7          80.3
                                     =======       =======       =======       =======

                      EXPLORATION AND PRODUCTION OPERATIONS

                                           TWELVE MONTHS           THREE MONTHS
                                         ENDED DECEMBER 31       ENDED DECEMBER 31
                                         -----------------       -----------------
                                          1997        1996        1997        1996
                                         -----       -----       -----       -----
OPERATING REVENUES
   Gas ...........................       109.5        99.1        31.9        26.3
   Oil and liquids ...............         3.8         5.4         1.0         1.4
                                         -----       -----       -----       -----
Total Operating Revenues .........       113.3       104.5        32.9        27.7
                                         -----       -----       -----       -----
OPERATING EXPENSES
   Operation and maintenance .....        45.7        37.0        14.8        10.6
   Depreciation and depletion ....        27.6        28.8         7.0         7.5
   Other taxes ...................         9.1         8.7         2.9         2.2
                                         -----       -----       -----       -----
Total Operating Expenses .........        82.4        74.5        24.7        20.3
                                         -----       -----       -----       -----
OPERATING INCOME .................        30.9        30.0         8.2         7.4
                                         =====       =====       =====       =====

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)

               MARKETING, PROPANE AND POWER GENERATION OPERATIONS

                                          TWELVE MONTHS                 THREE MONTHS
                                        ENDED DECEMBER  31           ENDED DECEMBER  31
                                      ----------------------       ----------------------
                                        1997          1996           1997          1996
                                      -------        -------       -------        -------
NET REVENUES
     Gas marketing revenues ...       2,186.8          728.0         904.5          265.7
     Less: Products purchased .       2,166.0          711.5         900.5          262.4
                                      -------        -------       -------        -------
     Net Gas Marketing Revenues          20.8           16.5           4.0            3.3
                                      -------        -------       -------        -------
     Propane revenues .........          77.9           80.7          25.6           26.7
     Less: Products purchased .          43.2           48.3          13.6           17.2
                                      -------        -------       -------        -------
     Net Propane Revenues .....          34.7           32.4          12.0            9.5
                                      -------        -------       -------        -------
     Other Revenues ...........          11.0            7.7           1.5            1.5
                                      -------        -------       -------        -------
Net Revenues ..................          66.5           56.6          17.5           14.3
                                      -------        -------       -------        -------
OPERATING EXPENSES
     Operation and maintenance           61.2           38.8          22.8           11.7
     Depreciation .............           5.2            3.1           1.7            0.8
     Other taxes ..............           3.0            2.2           0.9            0.6
                                      -------        -------       -------        -------
Total Operating Expenses ......          69.4           44.1          25.4           13.1
                                      -------        -------       -------        -------
OPERATING INCOME (LOSS) .......          (2.9)          12.5          (7.9)           1.2
                                      =======        =======       =======        =======

                                    CORPORATE

                                              TWELVE MONTHS        THREE MONTHS
                                            ENDED DECEMBER 31    ENDED DECEMBER 31
                                            -----------------    -----------------
                                             1997       1996      1997       1996
                                             ----       ----      ----       ----
OPERATING INCOME (LOSS) ..............       (7.1)      1.9       (1.0)      7.6
                                             ===        ===       ===        ===

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)

                                                    DECEMBER 31, 1997 DECEMBER 31, 1996
                                                    ----------------- -----------------
CAPITALIZATION
($ millions)
Common Stock Equity
     Common Stock, $10 par value,
     outstanding 55,495,460 and 55,263,659
     shares, respectively ........................         554.9          552.6
     Additional paid in capital ..................         754.2          743.2
     Retained earnings ...........................         482.7          259.3
     Unearned employee compensation ..............          (1.1)          (1.5)
                                                         -------        -------
Total Common Stock Equity ........................       1,790.7        1,553.6
Long-Term Debt ...................................       2,003.5        2,003.8
                                                         -------        -------
Total Capitalization .............................       3,794.2        3,557.4
                                                         =======        =======
Short-Term Debt ..................................         328.1          250.0
                                                         =======        =======

                              COLUMBIA ENERGY GROUP
               Summary of Financial and Operating Data (continued)

                                                           TWELVE MONTHS                   THREE MONTHS
                                                         ENDED DECEMBER 31               ENDED DECEMBER 31
                                                     ------------------------        ------------------------
                                                       1997            1996            1997            1996
                                                     --------        --------        --------        --------
AVERAGE PRICE OF GAS PRODUCTION ($ PER MCF) ..           2.63            2.84            2.72            2.92
                                                     ========        ========        ========        ========
OPERATING DATA
   Gas production (billion cubic feet) .......           34.7            33.6             9.4             9.0
                                                     ========        ========        ========        ========
   Propane gallons sold (millions) ...........           70.9            75.9            23.1            23.0
                                                     ========        ========        ========        ========
   Marketing volumes sold (billion cubic feet)          889.1           259.6           337.7            88.4
                                                     ========        ========        ========        ========
   THROUGHPUT
    Transmission (billion cubic feet):
     Transportation
      Columbia Transmission
          Market area ........................        1,032.6         1,102.4           313.0           314.2
      Columbia Gulf
          Main-line ..........................          607.5           633.7           149.2           158.5
          Short-haul .........................          252.4           266.5            67.3            63.8
          Intrasegment Eliminations ..........         (591.0)         (624.5)         (143.0)         (154.7)
                                                     --------        --------        --------        --------
    Total Throughput .........................        1,301.5         1,378.1           386.5           381.8
                                                     ========        ========        ========        ========
    Distribution (billion cubic feet):
     Gas Sales ...............................          267.8           305.4            87.4            96.1
     Transportation ..........................          258.9           248.8            71.9            65.0
                                                     --------        --------        --------        --------
    Total Throughput .........................          526.7           554.2           159.3           161.1
                                                     --------        --------        --------        --------
   Off-system sales ..........................           45.4            10.8             0.1             2.4
                                                     --------        --------        --------        --------
   Total sold and transported ................          572.1           565.0           159.4           163.5
                                                     ========        ========        ========        ========
    DEGREE DAYS-DISTRIBUTION SERVICE TERRITORY
     Actual ..................................          5,736           5,975           2,098           2,065
     Normal ..................................          5,600           5,632           2,032           2,032
     % Colder than normal ....................              2               6               3               2
     % Colder (warmer) than prior period .....             (4)              5               2              (7)